Exhibit 24.1
POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jay D. Debertin and Olivia Nelligan, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign a Form 10-K under the Securities Act of 1933, as amended, of CHS Inc. and any and all amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or the substitutes for such attorneys-in-fact and agents, may lawfully do or cause to be done by virtue hereof.

Name	Title	Date

/s/ Jay D. Debertin	President and Chief Executive Officer	11/3/2023
Jay D. Debertin	(principal executive officer)

/s/ Olivia Nelligan	Executive Vice President, Chief Financial Officer and Chief Strategy Officer	11/1/2023
Olivia Nelligan	(principal financial officer)

/s/ Daniel Lehmann	Senior Vice President Finance, Corporate Controller and Chief Accounting Officer	11/1/2023
Daniel Lehmann	(principal accounting officer)

/s/ Daniel Schurr	Chair of the Board of Directors	9/7/2023
Daniel Schurr

/s/ David Beckman	Director	9/7/2023
David Beckman

/s/ Clinton J. Blew	Director	9/7/2023
Clinton J. Blew

/s/ Hal Clemensen	Director	9/7/2023
Hal Clemensen

/s/ Scott A. Cordes	Director	9/7/2023
Scott A. Cordes

/s/ Jon Erickson	Director	9/7/2023
Jon Erickson

/s/ Mark Farrell	Director	9/7/2023
Mark Farrell

/s/ Steven Fritel	Director	9/7/2023
Steve Fritel

Name	Title	Date

/s/ Alan Holm	Director	9/7/2023
Alan Holm

/s/ David Johnsrud	Director	9/7/2023
David Johnsrud

/s/ Tracy G. Jones	Director	9/7/2023
Tracey G. Jones

/s/ David R. Kayser	Director	9/7/2023
David R. Kayser

/s/ Russell A. Kehl	Director	9/7/2023
Russell A. Kehl

/s/ Perry Meyer	Director	9/7/2023
Perry Meyer

/s/ Jerrad Stroh	Director	9/7/2023
Jerrad Stroh

/s/ Kevin Throener	Director	9/7/2023
Kevin Throener

/s/ Cortney Wagner	Director	9/7/2023
Cortney Wagner